2017 4th Quarter Investor Deck February 27, 2018 Exhibit 99.1

Forward-Looking Statements; Non-GAAP Financial Measures The following information is current as of December 31, 2017 (unless otherwise noted) and should be read in connection with Navient Corporation’s (Navient) Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), filed by Navient with the Securities and Exchange Commission (the “SEC”) on February 26, 2018 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in our 2017 Form 10-K. This presentation contains “forward-looking” statements and other information that is based on management’s current expectations as of the date of this presentation. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, the risks and uncertainties associated with : • increases in financing costs or the availability of financing; • limits on our liquidity resulting from disruptions in the capital markets or other factors; • unanticipated increases in costs associated with compliance with federal, state or local laws and regulations; • changes in the demand for asset management and business processing solutions or other changes in the marketplaces including increased competition in which we compete; • changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; • adverse outcomes in any significant litigation to which the company is a party; • credit risk associated with the company’s underwriting standards or exposure to third parties, including counterparties to the company’s hedging transactions; and • changes in the terms of education loans and the educational credit marketplace generally (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: • unanticipated repayment trends on loans including prepayments or deferrals on loans in our FFELP securitization trusts that could accelerate or delay repayment of the bonds beyond their legal final maturity date; • reductions in our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; • failures of our operating systems or infrastructure or those of third-party vendors; • risks related to cybersecurity including the potential disruption of our systems or of our customers or our third-party vendors or customers or potential disclosure of confidential customer information; • damage to our reputation resulting from cyber-breaches, litigation, the politicization of student loan servicing or other actions or factors; • failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; • failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform; • changes in law and regulations whether new laws or regulations or new interpretations of existing laws or regulations applicable to any of our businesses or activities or those of vendors, suppliers, or customers; • changes in the general interest rate environment, including the availability of any relevant money market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced; • our ability to successfully effectuate any acquisitions and other strategic initiatives; • changes in general economic conditions; and • the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K and in its future reports filed with the Securities and Exchange Commission. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law. Navient reports financial results on a GAAP basis and also provides certain non-GAAP “core earnings“ performance measures. When compared to GAAP results, “core earnings” exclude the impact of: (1) unrealized, mark-to-market gains/losses on derivatives; and (2) goodwill and acquired intangible asset amortization and impairment. Navient provides core earnings measures because this is what management uses when making management decisions regarding Navient’s performance and the allocation of corporate resources. Navient core earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Core Earnings — Definition and Limitations” in Navient’s fourth quarter earnings release for a further discussion and a complete reconciliation between GAAP net income and core earnings.

Navient provides asset management and business processing solutions to education, healthcare, and government clients at the federal, state, and local levels. We help our clients and millions of Americans achieve financial success through our services and support. $105 billion education loan portfolio, of which 78% is insured or guaranteed Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of approximately 12 million Americans Asset recovery and business processing platforms provide services for over 1,000 public and private sector clients

Operating Results “Core Earnings” Basis (In millions, except per share amounts) Q4 17 Q4 16 2017 2016 Adjusted Core EPS 1 $0.43 $0.43 $1.79 $1.86 Restructuring and regulatory-related expenses ($0.08) ($0.00) ($0.10) ($0.04) DTA Remeasurement Loss ($0.85) - ($0.80) - Reported Core EPS ($0.50) $0.43 $0.89 $1.82 Average common stock equivalent 263 300 281 322 Ending total education loans, net $105,122 $111,070 $105,122 $111,070 Average total education loans $106,981 $113,151 $108,751 $117,858 1 Adjusted Core EPS excluding regulatory-related expenses, deferred tax asset (DTA) remeasurement loss, and restructuring expenses.

Opportunities for Growth in 2018 and Beyond Legacy Education Loans Business Processing Solutions Government Services – Federal, State, and Municipal Asset Generation Refinancing Education Loans Loan servicing Default prevention & portfolio management Non-compete for new Private Education Loan originations ends December 31, 2018 Healthcare Revenue Cycle Management Portfolio acquisitions

Largest holder of Private Education loans with over $23 billion outstanding Average recent FICO score of 724 Over 90% of loans in repayment status having made more than 12 payments Charge-offs declined $41 million to $89 million, compared to the fourth quarter 2016 Predicted to generate over $15 billion of cash flow over the next 20 years Largest holder of FFELP loans with nearly $82 billion outstanding Portfolio is government guaranteed at 97-100% 84% of FFELP loans are funded to term Predicted to generate nearly $13 billion of cash flow over the next 20 years High Quality, Well Seasoned Education Loan Portfolio FFELP Portfolio Private Education Loan Portfolio

FFELP Loans Segment “Core Earnings” Basis ($ In millions) Q4 17 Q4 16 2017 2016 Net income $65 $68 $219 $272 Average FFELP Loans $82,908 $88,914 $84,989 $92,497 Net interest margin 0.87% 0.89% 0.79% 0.85% Provision for loan losses $12 $13 $42 $43 Charge-offs $13 $12 $49 $54 Annualized charge-off rate 0.08% 0.07% 0.07% 0.07% Total delinquency rate 12.7% 12.2% 12.7% 12.2% Greater than 90-day delinquency rate 6.2% 6.3% 6.2% 6.3% Forbearance rate 11.2% 12.9% 11.2% 12.9%

FFELP Loans Segment Credit Quality “Core Earnings” Basis 1 Loans for customers who may still be attending school or engaging in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation, as well as loans for customers who have requested and qualify for other permitted program deferments such as military, unemployment, or economic hardships. 2 Loans for customers who have used their allowable deferment time or do not qualify for deferment, that need additional time to obtain employment or who have temporarily ceased making full payments due to hardship or other factors such as disaster relief. 3 The period of delinquency is based on the number of days scheduled payments are contractually past due.

Private Education Loans Segment “Core Earnings” Basis ($ In millions) Q4 17 Q4 16 2017 2016 Net income $43 $41 $177 $219 Average Private Education Loans $24,073 $24,237 $23,762 $25,361 Net interest margin 3.31% 3.08% 3.33% 3.41% Provision for loan losses $97 $87 $382 $383 Charge-offs $89 $130 $443 $513 Annualized charge-off rate 1.5% 2.3% 2.0% 2.2% Total delinquency rate 5.8% 7.4% 5.8% 7.4% Greater than 90-day delinquency rate 2.6% 3.6% 2.6% 3.6% Forbearance rate 3.8% 3.4% 3.8% 3.4%

Private Education Loans Segment Credit Quality “Core Earnings” Basis 1 Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans, e.g., residency periods for medical students or a grace period for bar exam preparation. 2 Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors such as disaster relief, consistent with established loan program servicing policies and procedures. 3 The period of delinquency is based on the number of days scheduled payments are contractually past due.

The probability of default substantially diminishes as the number of payments made increases Average number of payments made on loans in the Private Education Loan Portfolio is 70 As of December 31, 2017, 69% of the portfolio has made more than 48 payments compared with 54% two years ago

Refinancing education loans is an attractive asset generating opportunity Estimated Outstanding Education Loan Market 1 Overview Leverages our 40 years of data, analytics, capital markets and industry experience Graduation, employment and proven cash flows meaningfully reduce credit risk Opportunity to acquire assets from other originators Expected to generate low to mid teens ROE at scale, in line with our loan portfolio and well above our cost of capital Enhances our ability to re-invest capital generated from legacy portfolio 1 Source: Navient estimates for total outstanding Federal Loans based on FSA Data Center, Portfolio Summary, September 30, 2017; Navient estimates for total outstanding Private Education Loans based on “The MeasureOne Private Student Loan Report” December, 2017; Navient 10-Q filings $1.5 Trillion as of FFYE 9/30/2017 ($ in billions)

Private Education Loans Segment Credit Detail Delinquency & Forbearance Usage Receivable for Partially Charged-Off Private Education Loans (RPCO) Allowance for Loan Loss 1 TDR Loans ($ in millions) 2017 2016 2015 Total delinquencies $1,045 $1,365 $1,355 Total delinquency rate as a % of loans in repayment 11.1% 14.2% 14.7% Greater than 90-day delinquencies $487 $686 $678 Greater than 90-day delinquency rate as a % of loans in repayment 5.2% 7.1% 7.3% Forbearance $681 $588 $694 Forbearance rate 6.8% 5.7% 7.0% Non-TDR Loans ($ in millions) 2017 2016 2015 Total delinquencies $289 $279 $416 Total delinquency rate as a % of loans in repayment 2.1% 2.2% 2.7% Greater than 90-day delinquencies $110 $115 $168 Greater than 90-day delinquency rate as a % of loans in repayment 0.8% 0.9% 1.0% Forbearance $214 $202 $279 Forbearance rate 1.6% 1.6% 1.8% 1 We acquired $3.0 billion of Private Education Loans in 2017 accounted for as either Purchased Credit Impaired Loans or Purchased Non-Credit Impaired Loans. The Purchased Credit Impaired Loans’ losses are not provided for by the allowance for loan losses in the above table as these loans are separately reserved for, if needed.

Business Services Segment “Core Earnings” Basis Q4 17 Q4 16 2017 2016 Government services $37 $23 $132 $104 Healthcare $22 $16 $78 $68 Other $0 $1 $1 $2 Total non-education related revenues $59 $40 $211 $174 Intercompany loan servicing $84 $93 $348 $389 ED servicing contract $38 $39 $150 $151 Other education related revenues $69 $83 $345 $300 Total education related revenues $191 $215 $843 $840 Total revenues $250 $255 $1,054 $1,014 Net Income $74 $71 $337 $308

Government * Services Healthcare Revenue Cycle Management (RCM) Market Opportunities & Potential Large addressable market, fragmented and growing $3.0B Market for collections and payment processing services to state and local entities $2.8B toll services market growing 10% YOY Steady growth, diverse client base Double digit growth in Electronic Tolling Collection market is expected to continue $11B RCM Services market $3-4B in “back-end”, growing 10% YOY Health systems facing thin margins and industry change Competitive landscape remains fragmented Capabilities That Position Us to Win Brand and reputation Large scale data and transaction management Client-first, service focused operations Strong reputation as back office specialist Compliance Brand and reputation Expert RCM knowledge Payer billing and claim resolution, analytics Compliance Expanding our reach in growing markets Navient business services has grown from student loan and tax-centric collections business with $99M in non-education related revenue in 2015 to a revenue-cycle BPO business serving government and healthcare markets, realizing $211M in non-education related revenue in 2017. * Non-education related

Higher Education Industry

In its role as a student loan servicer, Navient helps borrowers successfully repay their loans

The majority of student loan balances are less than $20,000 Source: College Board, "Distribution Of Borrowers By Amount Of Outstanding Education Debt, 2017," Trends In Student Aid 2017 22% Distribution of borrowers by average balance, 2017 *

On an individual basis, student debt is more reasonable than may be evident Source: College Board: Trends in Student Aid 2017, "Cumulative Debt: Bachelor’s Degree Recipients"; National Center for Education Statistics, "Degrees/certificates conferred by postsecondary institutions, by control of institution and level of degree: 1969-70 through 2012-13" Average debt of four-year bachelor's degree recipients (2016 USD) Monthly payments over time The average debt of bachelor's degree holders is $28,000 in real terms… …This translates to an increase in monthly payments of about $64 compared to 1999-00 graduates. $22,869 Thousands (2016 Dollars) $,400 $ $64.79 $ 2016 Dollars

The borrowers who struggle the most are often non-completers with low levels of debt Source: President's Council of Economic Advisors, "Investing In Higher Education: Benefits, Challenges, And The State Of Student Debt," July 2016 Note: Years are fiscal years. Loan size is based on balance of loan when entering repayment. Borrowers in default by attainment Borrowers who do not complete a degree default at a rate almost three times higher than borrowers who earned a degree … … As a result, borrowers who run into trouble repaying usually have below-average amounts of debt. 3-year default rate by loan size, 2011 repayment cohort (Parentheses contain share of all defaults) Percent (%) 2.8X Completed degree (35%) (31%) (18%) (11%) (4%) Percent (%) >$40,000

Source: Federal Reserve Bank Of New York, "The Labor Market for Recent College Graduates: Wages," last updated January 12, 2018. Notes: Annual wages are expressed in constant 2017 dollars. Recent college graduates are those aged 22 to 27 with a bachelor's degree only; high school graduates are those aged 22 to 27 with a high school diploma only. Figures are for full-time workers and exclude those currently enrolled in school.   College graduates continue to experience substantial earnings premium Median wages for recent graduates by degree type The difference in median wages between college graduates has grown 4 percent since 2008, rising to a 50 percent differential in 2017. Since 2012, recent college graduates have seen median wages rise even more quickly, by 3.6 percent. Median wages for workers with only a high school diploma have fallen 1.6 percent since the Great Recession. Dollars, $ (2017) Bachelor's Degree

Delinquency rates for the Class of 2016 are one-third that of the Class of 2010 January 2010 to June 2017 Federal loan delinquency rates six months after end of grace period and unemployment for bachelor's degree holders Delinquency Rate (%) Unemployment Rate (%) Unemployment Source: Navient data and US. Bureau of Labor Statistics, Unemployment Rate - College Graduates - Bachelor's Degree, 25 to 34 years [CGBD2534], retrieved from FRED, Federal Reserve Bank of St. Louis. Excludes consolidation loans which have lower delinquency rates. Class of 2016 data includes borrowers who entered repayment between November 2016 and January 2017. Class Of 2015 Class Of 2016

Navient's default prevention expertise was a key factor in the decline of the national default rate 2014 three-year cohort default rate The cohort default rate (CDR) measures the percent of borrowers who defaulted on a student loan within three years of entering repayment. In 2017, the Department of Education announced the 2014 CDR was 11.5 percent, a small increase from 2016 (11.3 percent) and a significant decrease since 2013 (14.7 percent). The CDR for Navient-serviced customers was 7.8 percent, 37 percent lower than the national rate excluding Navient-serviced borrowers. Our outreach to borrowers is key. Nine times out of 10, if we can reach a struggling borrower, we can help him or her avoid default. Source: "Official Cohort Default Rates for Schools,” Federal Student Aid, 9/27/17; Navient data The 2014 Cohort Default Rate analyzes data from the group of borrowers who entered repayment between Oct. 1, 2013, and Sept. 30, 2014, and who defaulted in a three-year window by fall of 2016. To isolate the difference in defaults between Navient borrowers and others, the difference is calculated by removing Navient’s market share from the overall national cohort default rate; the resulting CDR for non-Navient serviced borrowers is 12.4 percent. 7.8% Navient's CDR is 37 percent lower than all others 11.5% All borrowers (%)

The benefits of obtaining a college degree outweigh the costs by a wide margin Source: Jennifer Ma, Matea Pender, and Meredith Welch, "Education Pays 2016," College Board, 2016; Guillaume Vandenbroucke, "Lifetime Benefits of an Education Have Never Been So High," St. Louis Fed, July 2015; Anthony Carnevale, Tamara Jayasundera, Artem Gulish, Analysis Of Current Population Survey Data, America’s Divided Recovery, Georgetown University Center On Education And The Workforce, June 2016 Cumulative earnings net of college repayment costs Age Cumulative earnings (2014 USD) A college degree pays for itself by age 34 "Combined, the workers with a Bachelor’s degree or higher have accounted for 73 percent (8.4 million) of the 11.6 million jobs gained in the recovery." – Georgetown University Researchers, 2016 "The lifetime financial benefits of an education have never been so high." – Guillaume Vandenbrouckemes, Federal Reserve Bank of St. Louis, 2015

College is a solid investment for those who complete their degree. College degree holders are more likely to be employed and have higher incomes than those with some college education but no degree. Additionally, 54 percent of young adults believe they will be better off than their parents. 60 percent of degree holders agree with this statement, compared to 50 percent of non-degree holders. The 2017 Money Under 35 study reconfirms the value of a college degree for young adults Personal income by level of education attained Full time at-home parent Employment status by level of education attained HS or less <$35k $100k+ $35k - $100k

Non-completers of college have the highest instances of poor financial health Percentage Of Respondents Some college, no degree Average financial health index score by education level, 2017 Source: Navient, Money Under 35 2017 Self-reported financial health scores increase with higher levels of educational attainment, with the exception of individuals who started, but did not complete, college. Young adults who attended college but have not earned a degree are more likely to have a poor financial health index score than have an excellent financial health index score.

Today's repayment options are numerous and complex

Forbearance

Discretionary Forbearance
- Hardship Forbearance

Mandatory Forbearance
- Medical or Dental Internship Residency
- Department of Defense Student Loan Repayment Programs
- National Service
- Active Military State Duty
- Student Loan Debt Burden
- Teacher Loan Forgiveness

Mandatory Administrative Forbearance
- Local or National Emergency
- Military Mobilization
- Designated Disaster Area
- Repayment Accommodation
- Teacher Loan Forgiveness



Forbearance
Deferments
2018
Forgiveness
Repayment Plans

Deferment

1. School (1)
2. School Full-Time (2)
3. School Half-Time (2)
4. Post Enrollment (1)
5. Graduate Fellowship (3)
6. Unemployment Deferment – 2 years (2)
7. Unemployment Deferment – 3 years (1)
8. Economic Hardship (1)
9. Rehabilitation Training Program (3)
10. Military Service (3)
11. Post-Active Duty Student (3)
12. Teacher Shortage (2)
13. Internship/Residency Training (2)
14. Temporary Total Disability (2)
15. Armed Forces or Public Health Services (2)
16. National Oceanic and Atmospheric Administration Corps (2)
17. Peace Corps, ACTION Program, and Tax-Exempt Organization Volunteer (2)
18. Parental Leave (2)
19. Mother Entering/Re-entering Work Force (2)

Forgiveness

1. Teacher Loan Forgiveness
2. Loan Forgiveness for Service in Areas of National Need
3. Civil Legal Assistance Attorney Student Loan Repayment Program
4. Income Contingent Repayment Plan Forgiveness
5. Income Based Repayment Plan Forgiveness
6. Pay As You Earn Repayment Plan Forgiveness
7. Income Based 2014 Repayment Plan Forgiveness
8. REPAYE Repayment Plan Forgiveness
9. Public Service Loan Forgiveness

Repayment plans

1. DL Standard Pre-HERA
2. FFELP/DL Standard Post-HERA (4)
3. DL Graduated Pre-HERA
4. FFELP/DL Graduated Post –HERA (4)
5. DL Extended Pre-HERA
6. FFELP/DL Extended Post-HERA (4)
7. Income-Sensitive
8. Income-Contingent Ver. 1 (5)
9. Income-Contingent Ver. 2 (5)
10. Income-Contingent Ver. 3
11. Forced Income-Driven
12. Income-Based
13. Pay As You Earn
14. Income-Based 2014
15. Alternative (6)
16. REPAYE

Effective Date Details
(1) Limited to FFELP borrowers with all new loans made on or after July 1,1993; All DL are eligible.
(2) Limited to FFELP borrowers with all loans made on or after July 1, 1987 and prior to July 1, 1993; DL eligible if borrower has FFELP loan made during this period.
(3) All FFELP and DL loans are eligible regardless of disbursement date.
(4) HERA aligned FFELP and DL repayment plans for loans first entering repayment on or after July 1, 2006.
(5) Pre July 1, 1996, ICR plans, the DL borrower can choose between ICR1 - the Formula Amount, or ICR2 – the Capped Amount.
(6) The DL borrower can request from 5 alternative repayment plans: Fixed Payment Amount, Fixed Term, Graduated Repayment, Negative Amortization, or Post REPAYE.

Confidential and proprietary information © 2018 Navient Solutions, LLC. All rights reserved.
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Funding & Liquidity

Acquired $10 billion of education loans Available capacity under FFELP secured facilities is $2.4 billion Available capacity under Private Education Loan secured facilities is $0.9 billion FFELP ABS Transactions Issued $5.7B at reoffer of 1-month LIBOR + 0.92%, 5.6 years WAL Private Credit ABS Transactions Issued $662M at reoffer of 1-month LIBOR + 1.01%; 3.5 years WAL Managed our unsecured debt footprint in order to more closely match cashflows Issued $1.6B of Senior Notes Reduced 2018 maturities by 36% in the year Returned $616 million to shareholders through share repurchases and dividends 2017 Capital Markets activity

Secured Funding Navient is among the largest issuers of ABS globally, having issued over $280 billion of Private Education and FFELP ABS transactions to date Nearly $85 billion of securitizations on balance sheet Available capacity under FFELP secured facilities is $2.4 billion Available capacity under Private Education Loan secured facilities is $925 million 2017 Issuance ($mm) 1 1 AmeriCredit / GM Financial $14,025 Auto/Floorplan 2 Ford $12,866 Auto/Floorplan 3 Citigroup $11,075 Credit Card 4 American Express $10,164 Credit Card 5 Santander $9,744 Auto 6 Nissan $8,857 Auto/Floorplan 7 SoFi $6,706 Consumer/Student Loan 8 Ally $6,523 Auto/Floorplan 9 Navient $6,382 Student Loan 10 Capital One $6,000 Credit Card 11 Toyota $5,521 Auto 12 Discover $5,100 Credit Card 13 CarMax $4,965 Auto 14 Hyundai $4,939 Auto 15 Honda $4,532 Auto 16 Verizon $4,008 Consumer 17 Chesapeake Funding $3,200 Auto 18 Bank America $3,100 Credit Card 19 Enterprise $2,801 Auto 20 Mercedes-Benz $2,718 Auto/Floorplan Table Source: J.P. Morgan, ABS volume priced as of December 31, 2017 1 Santander includes Drive Auto Receivables Trust (“DRIVE”) and Chrysler Capital Auto Receivables Trust (“CCART”) deals

FFELP ABS Transactions 1 Represents ratings by Moody’s, S&P, and DBRS 2 Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. 3 Pricing represents the reoffer yield to expected call. NAVSL 2018-1 NAVSL 2017-6 Pricing Date: Settlement Date: January 23, 2018 February 1, 2018 November 7, 2017 November 16, 2017 Issuance Amount: $1,002M $751M Collateral: US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans US Govt. Guaranteed FFELP Consolidation Loans Prepayment Speed 1: 6% CPR Stafford / 4% CPR Consolidation 4% CPR Consolidation Tranching: Class Rating (M/S/D)1 Amt. ($M) WAL 2 Pricing 3 Class Rating (M/S/D)1 Amt. ($M) WAL 2 Pricing 3 A1 Aaa / AAA / AAA $233 1.00 L + 0.19% A Aaa / AA+ / AAA $751 6.53 L + 0.77% A2 Aaa / AAA / AAA $283 3.50 L + 0.35% A3 Aaa / AA+ / AAA $471 8.09 L + 0.72% B Aaa / AA / AA $15 10.90 L + 1.20%

Private Education Loan ABS Transactions 1 Represents ratings by S&P and DBRS 2 Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained from the underwriters of these transactions. Actual average life may vary significantly from estimates. 3 Yield on fixed rate tranches A1, A2, and B, for 2018-A, were 2.55%, 3.22% and 3.71%, respectively; Yield on fixed rate tranches A2A and B for 2017-A, were 2.90% and 3.94%, respectively. NAVSL Trust 2018-A NAVSL Trust 2017-A Pricing Date: Settlement Date: February 13, 2018 February 22, 2018 October 12, 2017 October 26, 2017 Issuance Amount: $507M $662M Collateral: Private Education Refi Loans Private Education Loans (including Refi) Prepayment Speed 1: 12% CPR 6% CPR Non-Refi Loans / 10% CPR Refi Loans Tranching: Class Rating (S/D)1 Amt. ($M) WAL 2 Pricing 3 Class Rating (S/D)1 Amt. ($M) WAL 2 Pricing 3 A1 AAA / AAA $301 1.5 EDSF + 0.27% A1 AAA / AAA $339 1.3 L + 0.40% A2 AAA / AAA $163 5.3 S + 0.57% A2A AAA / AAA $123 5.3 S + 0.85% B NR / AA $43 7.7 S + 0.95% A2B AAA / AAA $123 5.3 L + 0.90% B A / AA $77 7.9 S + 1.75%

Long-term capital allocation philosophy 1 The tangible net asset (TNA) ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt. Execute dynamic capital allocation policy to maintain appropriate leverage that supports our credit ratings and enhances ongoing access to unsecured debt markets Execute TNA ratio 1 within guidance Critical to delivering shareholder value Maintain dividend Invest capital generated from legacy portfolio and operating businesses among the following: Loan growth (portfolio acquisitions and refi originations); Share repurchases; Acquisitions that exceed our investment return hurdle Committed to ensuring excess capital is returned to shareholders Consistently balance capital adequacy with capital allocation opportunities, including organic growth, stock repurchases and acquisitions

Capital allocation prioritization

Within our 1.20 - 1.30x TNA ratio [1] guidance, will manage business to 1.23 - 1.25x by year end 2018

• Quarterly Dividend	• Returned over $800 million to shareholders in dividends since separation • Expect to maintain quarterly dividend of 16 cents per share, or over $160 million in 2018
• Education Loan Asset Generation	• Opportunistic acquirer of education loans, having acquired nearly $30 billion in education loans since separation (0.5 – 8% target capital) • Expect to originate over $1.5 billion in education refinance loans in 2018 with 5% target capital
• Stock Repurchases and Acquisitions	• Returned $2.5 billion to shareholders in repurchases and acquired complementary growth businesses for ~$585 million since separation - In 2017, returned $440 million to shareholders in repurchases, acquired Duncan Solutions and Earnest for ~$235 million, and allocated ~$210 million of capital to the acquisition of the JP Morgan Chase education loan portfolio • Mitigate impact of legacy portfolio amortization through share repurchases and growth from acquisitions - Near-term focus on integration of acquisitions and organic growth • Investment return hurdle above cost of capital - future acquisitions require synergies

[1] The tangible net asset (TNA) ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt. As of December 31, 2017

Confidential and proprietary information © 2018 Navient Solutions, LLC. All rights reserved.

34

Managing Unsecured Debt Maturities Long-term Conservative Funding Approach Fitch Moody’s S&P Unsecured Debt Rating BB Ba3 B+ Outlook Stable Stable Negative Retired or repurchased $1.5 billion of unsecured debt, including $745 million maturing in 2018 Strategically issued $1.6 billion of unsecured debt in 2018 with sizes and maturities that closely match our projected cash flows Rating Agency Profile As of December 31, 2017

Education Loan Portfolio Generates Significant Cash Flows

Projected Life of Loan Cash Flows over ~20 Years

$'s in Billions	
FFELP Cash Flows	**12/31/17**
Secured	
Residual (including O/C)	$7.3
Floor Income	1.7
Servicing	2.7
Total Secured	$11.7
Unencumbered	1.0
Total FFELP Cash Flows	**$12.7**
Private Credit Cash Flows	
Secured	
Residual (including O/C)	$11.2
Servicing	0.8
Total Secured	$12.0
Unencumbered	3.3
Total Private Cash Flows	**$15.3**
Combined Cash Flows before Unsecured Debt	**$28.0**
Unsecured Debt	**$14.0**

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.

Enhancing Cash Flows

- Generated $3.1 billion of cash flows in 2017
- Issued $1.6 billion of unsecured debt and paid down $1.5 billion in 2017
- Returned $0.6 billion to shareholders through share repurchases and dividends in 2017
- Acquired $10 billion of student loans in 2017
- $28.0 billion of estimated future cash flows remain over ~ 20 years
  - Includes ~$11 billion of overcollateralization[1] (O/C) to be released from residuals
- $3.2 billion of unencumbered student loans
- $1.1 billion of hedged FFELP Loan embedded floor income

[1] Includes PC Turbo Repurchase Facility Debt totaling $2.0B as of 12/31/2017

Confidential and proprietary information © 2018 Navient Solutions, LLC. All rights reserved.

36

Education loan portfolio generates meaningful cash flows over the next five years The Private Education Loan portfolio is projected to generate nearly $8 billion in cash flows over the next five years excluding operating expenses, taxes and unsecured debt principal and interest payments Future loan originations are not included Unencumbered loans of $2.5 billion are not securitized to term Pricing on future refinancings based on illustrative pricing expectations assuming an 80% advance rate Includes the repayment of debt related to asset-backed securitization repurchase facilities when the call option is exercised These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect. Private Education Loan Portfolio Assumptions The FFELP loan portfolio is projected to generate over $7 billion in cash flows over the next five years excluding operating expenses, taxes and unsecured debt principal and interest payments Unencumbered loans of $0.7 billion are not securitized to term Includes projected floor income FFELP Loan Portfolio Assumptions Projected Annual FFELP Loan Cash Flows Projected Annual Private Education Loan Cash Flows

FFELP Cash Flows Highly Predictable Total Cash Flows from Projected Excess Spread = $7.3 Billion Total Cash Flows from Projected Servicing Revenues = $2.7 Billion Assumptions No Floor Income, CPR/CDR = 5% These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect. * Numbers may not add due to rounding $’s in millions 12/31 Secured FFELP Cash Flows as of 12/31/2017 2018 2019 2020 2021 2022 2023 2024 2025 Projected FFELP Average Balance $76,995.92864346072 $69,744.147351101477 $62,202.344070662773 $55,078.44319672641 $47,640.515833854297 $40,963.406146834641 $34,636.889860684278 $28,649.129950026909 Adjustments 2016 2017 2018 2019 2020 2021 2022 2023 Projected Excess Spread $846.51116900614034 $835.66504793437298 $759.65096482061483 $693.78121274738692 $681.71150598492363 $607.92845987893202 $539.16823110652649 $484.35578397979708 Projected Servicing Revenue $376.72445854635788 $348.96797432892151 $317.74826675551469 $289.10248943870681 $260.43705649903961 $231.05204170099819 $199.12832108052876 $165.77084949357507 Projected Total Revenue $1,223.2356275524983 $1,184.6330222632946 $1,077.3992315761295 $982.88370218609373 $942.14856248396325 $838.98050157993021 $738.29655218705523 $650.12663347337218 2026 2027 2028 2029 2030 2031 2032 2033+ Projected FFELP Average Balance $23,050.931704553099 $18,117.978214861268 $14,143.645547104719 $10,955.888659251383 $8,035.221638358835 $5,458.3986569899516 $3,562.741656226774 $1,077.46665804953 2024 2025 2026 2027 2028 2029 2030 2031 Projected Excess Spread $428.24130069601995 $355.97854974219558 $278.27397358676444 $224.11401323385945 $195.03584232322967 $150.14202765701202 $90.175176567585936 $157.44743674125121 Projected Servicing Revenue $133.63601687636574 $102.51788734644855 $77.747407447678597 $59.453764720944157 $44.375342839307613 $30.342149350793196 $18.761025666640265 $27.629357578547182 Projected Total Revenue $561.87731757238566 $458.49643708864414 $356.02138103444304 $283.5677779548036 $239.41118516253729 $180.48417700780521 $108.9362022342262 $185.07679431979838 Total Excess Spread $7,328.1806960066124 Total Servicing Revenue $2,683.3944096703672 Total Revenue $10,011.57510567698

Secured Cash Flow Note: For the full year 2017, the FFELP “Net Residual (Excess Distribution)” has been revised and includes the impact of all floor contracts and other derivative activity. The FFELP “Net Residual (Excess Distribution)” was revised to $462 M, $303 M, and $140 M for 3Q17YTD, 2Q17YTD, and 1Q17YTD respectively. Note: Totals may not add due to rounding. 1 Beginning 1Q 2017, Net Residual has been revised to include the impact of all floor contracts and other derivative activity. 2 Beginning 2016, Other Secured FFELP net cash flow includes all excess cash on deposit in the FHLB collection account, after bond paydowns. This cash is released to Navient Corp. 3 Beginning 1Q 2017, Net Cash Flow amount reported for all years shown have been revised to include payments made on the revolving credit agreements with Navient Corporation.

FFELP ABS

Issue size of $500M to $1.0B Denominated in US$ Senior and subordinate notes Floating rate tied to 1 month LIBOR Amortizing tranches with 1 to 15(+) year average lives Compliant with U.S. risk retention regulations Navient Solutions, LLC is master servicer Recent FFELP ABS Issuance Characteristics FFELP ABS Transaction Features Collateral Characteristics 1 Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education. Insurance or guarantee of underlying collateral insulates bondholders from most risk of loss of principal 1 Typically non-dischargeable in bankruptcy Offer significantly higher yields than government agency securities with comparable risk profiles

FFELP Loan Program Characteristics 1 Only on the subsidized portion of the loan. 2 Only applies for loans made between July 1, 1987 through January 1, 2000 if cap is reached. 3 Aggregate loan limit for a Dependent Undergraduate is $31,000. 4 Repayment Term may be extended through various repayment options including Income Driven Repayment plans and Extended Repayment. Note: As of July 1, 2011 Parameter Subsidized Stafford Unsubsidized Stafford PLUS/Grad PLUS Consolidation Borrower Student Student Parents or Graduate Students Student or Parents Needs Based Yes No No N/A Federal Guarantee of Principal and Accrued Interest 97 - 100% 97 - 100% 97 - 100% 97 - 100% Interest Subsidy Payments Yes No No Yes 1 Special Allowance Payments (SAP) Yes Yes Yes 2 Yes Original Repayment Term 4 120 months 120 months 120 months Up to 360 months Aggregate Loan Limit Undergraduate: $23,000 Graduate: $65,500 Undergraduate 3: $57,500 Graduate: $138,500 None None

Annualized CPRs for Stafford/PLUS ABS trusts have decreased from pre-2008 levels as incentives for borrowers to consolidate have declined Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Prepayments increased beginning in 2014 as we purchased assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates Navient Stafford & PLUS Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers’ loans Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Navient Consolidation Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Private Education Loan ABS

Recent Private Education Loan ABS Issuance Characteristics Private Education Loan ABS Transaction Features Collateral Characteristics Issue size of $250M to $750M Senior and subordinate notes Amortizing tranches with 1 to 10 year average lives Fixed rate or floating rate tied to 1 month LIBOR Compliant with U.S. risk retention and/or European risk retention (5% retention) Navient Solutions, LLC is master servicer Collateralized by loans made to students and parents to fund college tuition, room and board Underwritten using a combination of FICO, Custom Scorecard & judgmental criteria w/ risk based pricing, debt-to-income, household income, and free cash flow, as applicable Seasoned assets benefiting from proven payment history and Refi assets with strong credit factors including high FICO scores, income, and ability to pay

Navient Private Education Loan Programs

	Smart Option	Undergraduate/Graduate/ Med/Law/MBA	Direct-to-Consumer (DTC)	Consolidation (Legacy)	Private Education Refi
Origination Channel	School	School	Direct-to-Consumer	Lender	Lender
Typical Borrower	Student	Student	Student	College Graduates	College Graduates & Select Non-Graduates
Typical Co-signer	Parent	Parent	Parent	Parent	Parent
Typical Loan	$10k avg orig bal, 10 yr avg term, in-school payments of interest only, $25 or fully deferred	$10k avg orig bal, 15 yr term, deferred payments	$12k avg orig bal, 15 yr term, deferred payments	$43k avg orig bal, 15-30 year term depending on balance, immediate repayment	$50k-75k avg orig bal, 5-20 year term depending on balance, immediate repayment
Origination Period	March 2009 to April 2014	All history through 2014	2004 through 2008	2006 through 2008	2014 through current
Certification and Disbursement	School certified and disbursed	School certified and disbursed	Borrower self-certified, disbursed to borrower	Proceeds to lender to pay off loans being consolidated	Proceeds to lender to pay off loans being consolidated
Borrower Underwriting	FICO, custom credit score model, and judgmental underwriting	Primarily FICO	Primarily FICO	FICO and Debt-to-Income	FICO, Debt-to-Income, Income, Free Cash Flow (as applicable)
Borrowing Limits	$200,000	$100,000 Undergraduate, $150,000 Graduate	$130,000	$400,000	$500,000
School UW	No	No	No	No	No
Additional Characteristics	‣ Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs ‣ Both Title IV and non-Title IV schools [1]	‣ Made to students and parents through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Signature, Excel, Law, Med and MBA Loan brands ‣ Title IV schools only 1 ‣ Freshmen must have a cosigner with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Terms and underwriting criteria similar to Undergraduate, Graduate, Med/Law/MBA with primary differences being: Marketing channel No school certification Disbursement of proceeds directly to borrower ‣ Title IV schools only[1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Loans made to students and parents to refinance one or more private education loans ‣ Student must provide proof of graduation in order to obtain loan	‣ Loans made to high FICO / high income customers with positive free cash flow and/or established credit profiles.

[1] Title IV Institutions are post-secondary institutions that have a written agreement with the Secretary of Education that allows the institution to participate in any of the Title IV federal student financial assistance programs and the National Early Intervention Scholarship and Partnership (NEISP) programs.

Confidential and proprietary information © 2018 Navient Solutions, LLC. All rights reserved.

47

Navient Private Education Trusts

2014 - 2018YTD Issuance Program	Navient							
	NAV 14-CT	NAV 14-A	NAV 15-A	NAV 15-B	NAV 15-C	NAV 16-A	NAV 17-A	NAV 18-A
Bond Amount ($mil)	463	664	689	700	359	488	662	507
Initial AAA Enhancement (%)	30%	30%	32%	36%	48%	41%	22%	12%
Initial Enhancement (%)	17%	22%	23%	36%	40%	34%	12%	4%
Loan Program (%)								
Signature/Law/MBA/Med	0%	26%	27%	52%	81%	43%	17%	0%
Smart Option	0%	50%	51%	0%	0%	29%	30%	0%
Consolidation	0%	9%	2%	8%	3%	9%	0%	0%
Private Education Refi	0%	0%	0%	0%	0%	0%	52%	100%
Direct to Consumer	0%	15%	20%	26%	8%	20%	1%	0%
Career Training	100%	0%	0%	13%	8%	0%	0%	0%
Total	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**
Payment Status (%)								
School, Grace, Deferment	0%	46%	24%	9%	12%	12%	9%	0%
Repayment	99%	53%	68%	89%	85%	84%	89%	100%
Forbearance	1%	1%	8%	2%	3%	3%	2%	0%
WA Term to Maturity (Mo.)	104	161	155	157	159	165	135	133
WA Months in Repayment (Mo.)	80	40	30	68	60	51	23	-
% Loans with Cosigner	71%	79%	80%	64%	38%	69%	49%	0%
% Loans with No Cosigner	29%	21%	20%	36%	62%	31%	51%	100%
WA FICO at Origination	743	739	731	730	625	720	752	765
WA Recent FICO at Issuance	726	737	714	726	690	713	750	-
WA FICO (Cosigner at Origination)	749	748	738	742	635	731	748	-
WA FICO (Cosigner at Rescored)	735	746	724	739	697	725	749	-
WA FICO (Borrower at Origination)	728	707	701	704	619	696	755	765
WA FICO (Borrower at Rescored)	701	701	672	704	687	685	752	-
WA LIBOR Equivalent Margin(1)	7.01%	6.66%	7.38%	5.58%	9.32%	7.15%	6.24%	3.65%

(1) Assumes Prime/LIBOR spread of 3.00% for all transactions.

Confidential and proprietary information © 2018 Navient Solutions, LLC. All rights reserved.

48

Navient Portfolio Transition to Seasoned Collateral Securitized collateral will continue to season given the company transitioned from originations to portfolio acquisition and management Most defaults occur early in repayment; loan performance improves as loans season As of December 2017, the private securitized loan portfolio is approximately 96 months into repayment; about 84% of total expected defaults have already occurred Trust Portfolio Average Time in Repayment as of each Year End

Constant prepayment rates increased in 2007 due to the introduction of Private Education Consolidation loans, then declined following our decision to suspend our consolidation loan program in 2008 Navient Private Education Loan Trusts – Prepayment Analysis

The following cohort default triangles provide loan performance information for certain Private Education Loans of Navient Corporation and its consolidated subsidiaries that meet such subsidiaries’ securitization criteria (including those criteria listed below): Program types include Undergraduate/Graduate 1, Direct-to-Consumer (“DTC”) 2, Career Training 3 and Private Consolidation Loans FICO scores are based on the greater of the borrower and cosigner scores as of a date near the loan application and must be at least 640 The cohort default triangles are not representative of the characteristics of the portfolio of Private Education Loans of Navient Corporation and its consolidated subsidiaries as a whole or any particular securitization trust. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Direct-to-Consumer Loans marketed under the Tuition Answer brand. Career Training loans provide eligible borrowers financing at technical, trade, K-12 or tutoring schools. Cohort Default Triangles

The cohort default triangles featured on subsequent slides are segmented by loan program type, FICO score, cosigner status, and school type Terms and calculations used in the cohort default triangles are defined below: Repayment Year – The calendar year loans entered repayment Disbursed Principal Entering Repayment – The amount of principal entering repayment in a given year, based on disbursed principal prior to any interest capitalization Years in Repayment – Measured in years between repayment start date and default date. Zero represents defaults that occurred prior to the start of repayment. Periodic Defaults – Defaulted principal in each Year in Repayment as a percentage of the disbursed principal entering repayment in each Repayment Year Defaulted principal includes any interest capitalization that occurred prior to default Defaulted principal is not reduced by any amounts recovered after the loan defaulted Because the numerator includes capitalized interest while the denominator does not, default rates are higher than if the numerator and denominator both included capitalized interest Total – The sum of Periodic Defaults across Years in Repayment for each Repayment Year Cohort Default Triangles

Cohort Default Triangles Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate 1

Cohort Default Triangles Undergraduate/Graduate 1 With Co-signer Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate 1 Without Co-signer Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate 1 Non-Profit

Cohort Default Triangles Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate 1 For-Profit

Cohort Default Triangles Undergraduate/Graduate 1 Loans, FICO 740-850 2 Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate 1 Loans, FICO 700-739 2 Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate 1 Loans, FICO 670-699 2

Cohort Default Triangles Note: Data as of 12/31/17. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate 1 Loans, FICO 640-669 2

Cohort Default Triangles Private Consolidation Loans Without Co-signer Private Consolidation Loans With Co-signer Note: Data as of 12/31/17. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/17. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC With Co-signer DTC Without Co-signer

Cohort Default Triangles Note: Data as of 12/31/17. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 740-850 1 DTC Loans, FICO 700-739 1

Cohort Default Triangles Note: Data as of 12/31/17. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 670-699 1 DTC Loans, FICO 640-669 1

Cohort Default Triangles Note: Data as of 12/31/17. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Career Training Loans 1

Navient Corporation Appendix

GAAP Results (In millions, except per share amounts) 4Q 17 4Q 16 2017 2016 Net income ($84) $145 $292 $681 EPS ($0.32) $0.48 $1.04 $2.12 Operating expenses $260 $246 $966 $951 Provision $109 $102 $426 $429 Average Student Loans $106,981 $113,151 $108,751 $117,858

Differences between “Core Earnings” and GAAP Quarters Ended Years Ended “Core Earnings” adjustments to GAAP: (Dollars in Millions) Dec. 31, 2017 Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2016 GAAP net income ($84) $145 $292 $681 Net impact of derivative accounting (47) (50) (45) (212) Net impact of goodwill and acquired intangible assets 5 13 23 36 Net income tax effect (5) 21 (19) 82 Total “Core Earnings” adjustments to GAAP (47) (16) (41) (94) “Core Earnings” net income ($131) $129 $251 $587

Investor Relations Website NAVI / SLM student loan trust data (Debt/asset backed securities – NAVI / SLM Student Loan Trusts) Static pool information – detailed portfolio stratifications by trust as of the cutoff date Accrued interest factors Quarterly distribution factors Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust Since issued CPR – monthly CPR data by trust since issuance NAVI / SLM student loan performance by trust – Issue details Current and historical monthly distribution reports Distribution factors Current rates Prospectus for public transactions and Rule 144A transactions are available through underwriters Additional information (Webcasts and presentations) Archived and historical webcasts, transcripts and investor presentations www.navient.com/investors www.navient.com/abs